POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Lowder, W. Flake Oakley and Sarah H. Moore and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign any reports or other filings which may be required to be filed with the Securities and Exchange Commission on behalf of The Colonial BancGroup, Inc. (the “Registrant”), in connection with the Registrant’s acquisition by merger of FFLC Bancorp, Inc. (the “Acquisition”) pursuant to the terms of the certain Agreement and Plan of Merger, dated as of January 14, 2005, by and between the Registrant and FFLC Bancorp, Inc.; to sign any registration statement of the Registrant on Form S-4 or other appropriate form and any amendments thereto, including, without limitation, a post-effective amendment on Form S-8, for the purpose of registering under the Securities Act of 1933, as amended, shares to be offered and sold by the Registrant in relation to the Acquisition; to file such other reports or other filings, such registration statements and amendments thereto, with all exhibits thereto, and any documents in connection therewith with the Securities and Exchange Commission; and to file such notices, reports or registration statements (and amendments thereto) with any such securities authority of any state which may be necessary to register or qualify for an exemption from registration any securities offered or sold by BancGroup in such states in relation to the Acquisition, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done in connection with the Acquisition as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Done this 19th day of January, 2005, in Montgomery, Alabama.

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Name	Title

/S/ ROBERT E. LOWDER Robert E. Lowder	Chairman of the Board of Directors and Chief Executive Officer

/S/ LEWIS E. BEVILLE Lewis E. Beville	Director

/S/ WILLIAM BRITTON William Britton	Director

/S/ JERRY J. CHESSER Jerry J. Chesser	Director

/S/ AUGUSTUS K. CLEMENTS, III Augustus K. Clements, III	Director

/S/ ROBERT S. CRAFT Robert S. Craft	Director

/S/ PATRICK F. DYE Patrick F. Dye	Director

Hubert L. Harris, Jr.	Director

/S/ CLINTON O. HOLDBROOKS Clinton O. Holdbrooks	Director

/S/ HAROLD D. KING Harold D. King	Director

/S/ JOHN ED MATHISON John Ed Mathison	Director

/S/ MILTON E. MCGREGOR Milton E. McGregor	Director

/S/ JOHN C. H. MILLER, JR. John C. H. Miller, Jr.	Director

/S/ JOE D. MUSSAFER Joe D. Mussafer	Director

/S/ WILLIAM E. POWELL, III William E. Powell, III	Director

James W. Rane	Director

/S/ FRANCES E. ROPER Frances E. Roper	Director

/S/ SIMUEL SIPPIAL Simuel Sippial	Director

/S/ EDWARD V. WELCH Edward V. Welch	Director